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Exhibit 10.8

TERMINATION AND RELEASE AGREEMENT

        This Termination and Release Agreement is made by and between First Community Corporation, a South Carolina corporation ("FCCO"), Newberry Federal Savings Bank ("Newberry Federal"), and James E. Wiseman, an individual resident of the State of South Carolina, as of this 12th day of April 2004 ("Effective Date").

        WHEREAS, the undersigned serves as a director of DutchFork Bancshares, Inc. ("DFBS") and its wholly-owned subsidiary, Newberry Federal Savings Bank ("Newberry Federal");

        WHEREAS, pursuant to the agreement and plan of merger dated as of April 12, 2004 by among FCCO and DFBS (the "Merger Agreement"), DFBS will merge with and into FCCO (the "Merger");

        WHEREAS, the undersigned is currently a participant in a salary continuation plan (the "Plan") (sometimes known as the "director salary continuation plan") attached hereto as Exhibit A; and

        WHEREAS, the obligations of FCCO and DFBS to effect the Merger are subject to the execution of this Agreement;

        WHEREAS, the undersigned is willing to terminate his interests and rights under the Plan in exchange for the consideration set forth herein.

        NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agrees as follows:

          1.    Termination and Release.    The undersigned individual agrees to and does hereby terminate, and does hereby consent to and approve of the termination of, the Plan; and does hereby waive, disclaim and otherwise renounce any and all rights and benefits pursuant to the Plan, including, without limitation, any and all vested and unvested benefits and any other entitlements under the Plan. The undersigned individual agrees to and does hereby release, discharge, save and hold harmless DFBS and FCCO from any and all liabilities, claims, causes of action, known or unknown, foreseen or unforeseen, contingent or fixed, that the undersigned individual may claim as a result of such termination, this Agreement, or otherwise in connection with the Plan. Except as set forth in Section 2, from and after the Effective Date, DFBS or FCCO shall have no further liability or other obligation to the undersigned individual with respect to the Plan.

          2.    Consideration.    On the closing date of the Merger, Newberry Federal shall pay the undersigned individual, in a single lump sum, (i) an amount equal to the lesser of $107,144.79, or (ii) 2.99 times the individual's "base amount," as such term is defined for purposes of Section 280G of the Internal Revenue Code of 1986, as amended, in consideration for the termination of all of his rights and interests under the Plan and the execution of this Agreement by the undersigned individual. In the event that the closing date of the Merger does not occur for any reason, this Agreement shall be deemed null and void ab initio and of no force and effect, and the Plan shall be reinstated effectively immediately.

          3.    Miscellaneous.

            a.     This Agreement may be executed in two or more of counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

            b.     Captions and section headings appearing herein are included solely for convenience of reference only and are not intended to affect the interpretation of any provision of this Agreement.

            c.     This Agreement shall be governed by, and construed in accordance with, the laws of the State of South Carolina, without regard to principles of conflict of laws.

            d.     No principle of law providing for the interpretation of a contract provision against the draftsperson shall be applied in interpreting any provision of this Agreement, both parties having had ample opportunity to have this Agreement reviewed and negotiated by counsel of their choosing.

            e.     This Agreement cannot be modified, or any of the terms hereof waived, except by an instrument in writing (referring specifically to this Agreement) executed by the party against whom enforcement of the modification or waiver is sought.

            f.      This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

        IN WITNESS WHEREOF, FCCO and the undersigned have executed this Agreement as of the day and year first above written.

FIRST COMMUNITY CORPORATION
By:

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Title:

NEWBERRY FEDERAL SAVINGS BANK
By:

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Title:

INDIVIDUAL

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TERMINATION AND RELEASE AGREEMENT